Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2007 accompanying the consolidated financial statements of Advanced Technology Systems, Inc. included in the Annual Report of ATS Corporation on Form 10-K for each of the three years in the period ended October 31, 2006. We hereby consent to the incorporation by reference in the Registration Statement of ATS Corporation on Form S-3 (File No. 333-124638).

/s/ Grant Thornton LLP

McLean, Virginia
March 13, 2007